 Exhibit 99.1

NEWS RELEASE
Gryphon Gold Corporation, 611 N Nevada Street, Carson City, NV 89703

Gryphon Gold Names Donald B. Tschabrun Chief Operating Officer

Broadens management depth with over 35 years of mining experience

CARSON CITY, NV, August 27, 2012 - Gryphon Gold Corporation (the “Company” or “Gryphon Gold”) (GGN: TSX; GYPH: OTCBB), a gold exploration, development, and production company currently producing at its Borealis Oxide Heap Leach Project in Nevada (the “Borealis Property”), announced today that it has appointed Donald B. Tschabrun as Chief Operating Officer effective with his joining the Company on September 3, 2012. Mr. Tschabrun has over 35 years of international experience in operations and project evaluation in base metal, precious metal and industrial mineral projects.

James T. O’Neil Jr., Chief Executive Officer and Interim CFO of Gryphon Gold, commented, “Don brings a tremendous amount of leadership and industry experience to Gryphon Gold that is relevant to our objectives of increasing production and reducing operating costs. He has a wealth of knowledge and capability to help us in the further development of the Borealis property given his significant involvement in a wide variety of projects to include the Jipangu oxide heap leach operation. We believe Don, along with our Project Manager, Bob Cassinelli, will be instrumental in the continued advancement of our production capabilities and the extension of our mine life at Borealis.” He was most recently Principle Mining Engineer at AMEC plc, a global consultancy providing engineering and project management services for the minerals and metals industry among others. Prior to that, he was the Director of Engineering and COO at Jipangu International. He has also served in a variety of roles for many well known global projects such as the Florida Canyon Mine (USA), Natalka Gold Project (Russia), Tintay Copper Project (Peru), and the Brisas Gold Project (Venezuela). Mr. Tschabrun earned both his Masters of Science in Mineral Economics and Finance and his undergraduate degree in Geological Engineering from the Colorado School of Mines.

ABOUT GRYPHON GOLD:
Gryphon Gold produces gold from its Borealis Property, which is located in Nevada’s Walker Lane Gold Belt. The Company is expanding its production capacity and advancing the development of the oxide heap leachable gold and silver historically identified that includes both pre-processed and unprocessed ore. Gryphon Gold also plans to further expand and develop the significant sulphide resource available through exploration, metallurgical design and sulphide project permitting and development. The Borealis Property contains unpatented mining claims (including claims leased to the Company’s wholly owned subsidiary) of approximately 20 acres each, totaling about 15,020 acres, which has successful past production.

Gryphon Gold routinely posts news and other important information on its website: www.gryphongold.com.

For further information please contact:
James T. O’Neil Jr., CEO and Interim CFO	Deborah K. Pawlowski, Kei Advisors LLC
775.883.1456	716.843.3908
joneil@gryphongold.com	dpawlowski@keiadvisors.com

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Gryphon Gold Names Donald B. Tschabrun Chief Operating Officer
August 27, 2012

Safe Harbor Statement
This press release contains “forward-looking statements” and "forward-looking information" within the meaning of United States and Canadian securities laws, which may include, but are not limited to, statements relating to operating results; expansion of production capacity, development of oxide resources and plans to advance the development of the Borealis Property. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including risks associated with mining operations, risks associated with the oxide heap, risks associated with exploration, metallurgical design and project permitting and development and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors and Uncertainties” disclosed in the Company’s periodic reports filed with the SEC and Canadian securities administrators and in the Company’s other reports, documents, and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. The Company does not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on the Company’s website: www.gryphongold.com and www.sec.gov or www.sedar.com

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